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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM 8-K

                                  _____________


                                 Current Report

                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):

                                JANUARY 14, 2002
                               ------------------


                               MUZAK HOLDINGS LLC
                               ------------------
            (Exact Name of Registrants as Specified in their charter)

            Delaware                       333-78573-01                     04-3433730
        -----------------             -----------------------          ---------------------
 (State or Other Jurisdiction of     (Commission File Number)    (IRS Employer Identification No.)
  Incorporated or Organization)

                               3318 LAKEMONT BLVD
                               FORT MILL, SC 29708
           -----------------------------------------------------------
          (Address of principal executive offices, including zip code)



                                 (803) 396-3000
                               -------------------
              (Registrant's telephone number, including area code)

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Item 9. Regulation FD Disclosure

Muzak LLC has violated the maximum consolidated capital expenditures covenant of its Senior Credit Facility for the period ending December 31, 2001 and will be seeking a waiver of such violation from the requisite lenders under the Senior Credit Facility.

Insurance, which Muzak LLC had secured to cover increased costs in the event of a failure of PanAmSat Corporation's Galaxy IIIR satellite, expired on December 31, 2001. While Muzak LLC is investigating the availability of insurance that would provide comparable coverage, such comparable coverage may not be available in light of the failure of Galaxy IIIR's primary spacecraft control processor and current market conditions in the insurance industry. The Galaxy IIIR satellite has been operating on its backup spacecraft control processor, following the failure of its primary spacecraft control processor, since April 2001. To date, there have been no outages of the secondary control processor. Muzak LLC plans to transition service to Galaxy IIIC which is intended by PanAmSat to serve as the replacement for Galaxy IIIR. As of December 2001, PanAmSat estimated that Galaxy IIIC would launch in the first quarter of 2002 and commence service in the second quarter of 2002. Muzak LLC, together with its franchisees, transmits music to approximately 120,000 client locations via Galaxy IIIR.